UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2009
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33902 (Commission File Number)	36-4612924 (I.R.S. Employer Identification No.)

	650 Madison Avenue	10022
	New York, New York (Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Principal Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2009, Thomas P. Benson resigned as Chief Financial Officer and Treasurer of the Company. The Company has not yet announced replacements for either of these positions.
Item 8.01 Other Events
On January 31, 2009, FX Luxury, LLC (“FXLR”), a subsidiary of FX Real Estate and Entertainment, Inc. (the “Company”), received a notice of default from Elvis Presley Enterprises, Inc. (“EPE”) informing FXLR that it is in default of Section 7.08 of the license agreement between FXLR and EPE due to FXLR’s failure to make the guaranteed annual minimum royalty payment for Calendar Year Ended December 31, 2008 in the amount of $9.0 Million by the January 30, 2009 deadline. While FXLR has thirty (30) days to cure this default, neither the Company nor FXLR has the funds necessary to make the required payment. A failure to make the required payment prior to the end of the thirty (30) day cure period could result in EPE terminating the license agreement.
Also on January 31, 2009, FXLR received a notice of default from Muhammad Ali Enterprises, LLC (“MAE”) informing FXLR that it is in default of Section 7.08 of the license agreement between FXLR and MAE due to FXLR’s failure to make the guaranteed annual minimum royalty payment for Calendar Year Ended December 31, 2008 in the amount of $1.0 Million by the January 30, 2009 deadline. While FXLR has thirty (30) days to cure this default, neither the Company nor FXLR has the funds necessary to make the required payment. A failure to make the payment prior to the end of the thirty (30) day cure period could result in MAE terminating the license agreement.
On February 3, 2009, FX Luxury Las Vegas I, LLC (“FXLVI”) and FX Luxury Las Vegas II, LLC (“FXLVII” and together with FXLVI, the “Las Vegas Subsidiaries”), subsidiaries of the Company, completed the previously announced settlement with Hard Carbon, LLC, an affiliate of Marriott International, Inc. for claims relating to the construction of a parking garage and reimbursement for road widening work performed by Marriott on and adjacent to the Company’s properties off of Harmon Avenue in Las Vegas. The Las Vegas Subsidiaries paid $4.3 Million in full settlement of the claims, which amount was funded from a reserve fund that had been established in that amount and for this purpose with the Las Vegas Subsidiaries’ lenders under the outstanding $475 million mortgage loan on the Company’s Las Vegas properties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.

By: Name:	/s/ Mitchell J. Nelson Mitchell J. Nelson
Title:	Executive Vice President, General Counsel and Secretary
DATE: February 5, 2009